EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In  connection  with the  Annual  Report  of IntelGenx Technologies Corp.(the "Company")  on Form 10-KSB for the period  ending  December 31, 2006, as filed with the Securities and Exchange  Commission on the date hereof (the  "Report"), I, Horst Zerbe, Chief Executive Office r of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the  Sarbanes-Oxley  Act of 2002, that, to the best of my knowledge and belief:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The  information  contained  in the  Report  fairly  presents,  in all material respects,  the financial condition and result of operations of the Company.

/s/ Horst Zerbe
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Horst Zerbe
Chief Executive Officer

March 29, 2007